Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of The Commercial & Savings Bank 401(k) Retirement Plan

Millersburg, Ohio

We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of CSB Bancorp, Inc. of our report dated June 18, 2024, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of The Commercial & Savings Bank 401(k) Retirement Plan for the year ended December 31, 2023.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 18, 2024